UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 25, 2014
XL GROUP
Public Limited Company
(Exact name of registrant as specified in its charter)

Ireland	1-10804	98-0665416
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

XL House, 8 St. Stephen's Green, Dublin, Ireland	2
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: +353 (1) 400-5500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.
The Annual General Meeting of holders of XL Group plc’s (the “Company's”) ordinary shares was held on April 25, 2014. Voting results for each matter voted upon are as follows:
a. Amendments to our Articles of Association to provide for the declassification of the Board of Directors:

Votes in Favor	Votes Against	Abstentions	Broker Non-Votes
230,018,361	146,143	145,205	12,223,230

b. The election of three Class I Directors to hold office until 2015:

	Votes in Favor	Votes Against	Abstentions	Broker Non-Votes

Michael McGavick	229,499,648	671,923	138,138	12,223,230
Anne Stevens	228,516,462	1,655,997	137,250	12,223,230
John Vereker	229,464,235	691,705	153,769	12,223,230

c. The appointment of PricewaterhouseCoopers LLP to act as the registered independent public accounting firm for the Company for the year ending December 31, 2014, and the authorization of the Audit Committee of our Board of Directors to fix the remuneration of PricewaterhouseCoopers LLP:

Votes in Favor	Votes Against	Abstentions	Broker Non-Votes
238,516,973	3,887,000	128,966	—

d. The non-binding, advisory vote on the Company’s executive compensation:

Votes in Favor	Votes Against	Abstentions	Broker Non-Votes
211,376,147	18,797,623	135,939	12,223,230

e. Renewal of the Board of Directors' authority to issue shares, warrants, convertible instruments and options under Irish law:

Votes in Favor	Votes Against	Abstentions	Broker Non-Votes
191,419,134	50,915,427	198,378	—

f. Renewal of the Board of Directors' authority to issue shares for cash without first offering shares to existing shareholders under Irish law:

Votes in Favor	Votes Against	Abstentions	Broker Non-Votes
164,200,853	65,928,010	180,846	12,223,230

g. Amendments to our Articles of Association (i) to reflect the renewal of authority to issue shares, warrants, convertible instruments and options under Irish law and (ii) to grant the Board of Directors authority to capitalize Company reserves without requiring shareholder approval:

Votes in Favor	Votes Against	Abstentions	Broker Non-Votes
191,118,177	51,193,476	221,286	—

h. The amendment and restatement of the Directors Stock & Option Plan to extend its expiration date to June 14, 2024:

Votes in Favor	Votes Against	Abstentions	Broker Non-Votes
224,435,772	5,724,437	149,500	12,223,230

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date:     April 28, 2014
XL Group plc
(Registrant)

By:	/s/ Kirstin Gould

Name:	Kirstin Gould

Title:	General Counsel and Secretary